UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2014

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(Address of principal executive offices)    (Zip Code)

(281) 404-1890

Registrant’s telephone number, including area code

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 17, 2014, two wholly owned subsidiaries of Niska Gas Storage Partners LLC (the “Company”), Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. (together, the “Issuers”) issued $575 million aggregate principal amount of 6.50% senior unsecured notes due 2019 (the “Notes”). The Notes were issued pursuant to an Indenture, dated March 17, 2014, among the Company, the Issuers, the subsidiary guarantors named therein, and The Bank of New York Mellon (the “Indenture”). The Notes pay interest semi-annually in arrears. The notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time, upon not less than 30 nor more than 60 days’ notice, the Notes will be redeemable at the Issuers’ option, in whole or in part, at a price equal to 100% of their principal amount, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest to (but not including) the applicable redemption date.  Beginning October 1, 2016, the Issuers may redeem, in whole or in part, the Notes at any time subject to the payment of a redemption price together with any accrued and unpaid interest to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 3.25% to 0%) depending on the year of redemption.

Prior to October 1, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.500% of the principal amount thereof, together with any accrued and unpaid interest to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings equity securities by the Company or a direct or indirect parent of the Company.

The holders of the Notes will also have the right to require the Issuers to repurchase their Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to (but not including) the date of purchase.

Ranking and Security

Under the terms of the Indenture, the Notes are equal in right of payment with all of the Issuers’ existing and future senior unsecured obligations and will be senior in right of payment to any of the Issuers’ future obligations that are, by their terms, expressly subordinated in right of payment to the Notes.  The Notes are effectively subordinated to the Issuers’ existing and future secured indebtedness, including the Issuers’ guarantees of the asset-based revolving credit facility, to the extent of the value of the collateral security such indebtedness.  The Notes and guarantees will be structurally subordinated to all indebtedness and obligations of the Company’s subsidiaries (other than the Issuers) that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the Issuers, the subsidiary guarantors named therein, and the initial purchasers of the Notes also entered into a registration rights agreement, dated as of March 17, 2014 (the “Registration Rights Agreement”), under which the Issuers have agreed, pursuant to customary terms, to make an offer to exchange the Notes for registered, publicly tradable notes that have substantially identical terms to the Notes. Under the terms of the Registration Rights Agreement, the Issuers also agreed, in certain limited circumstances, to file a shelf registration statement that would allow certain holders of the Notes to resell their Notes to the public.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

The net proceeds from the offering, together with borrowings under the asset-based revolving credit facility, were used to redeem the $644 million outstanding aggregate principal amount of 8.875% senior notes due 2018.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.

4.1	Indenture, dated as of March 17, 2014, by and among the Company, the Issuers, the subsidiary guarantors named therein and The Bank of New York Mellon (including form of Note).
4.2	Registration Rights Agreement, dated March 17, 2014, by and among the Company, the Issuers, the subsidiary guarantors named therein and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014

NISKA GAS STORAGE PARTNERS LLC

	By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of March 17, 2014, by and among the Company, the Issuers, the subsidiary guarantors named therein and The Bank of New York Mellon (including form of Note).
4.2	Registration Rights Agreement, dated March 17, 2014, by and among the Company, the Issuers, the subsidiary guarantors named therein and the initial purchasers named therein.